UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2004

City Holding Company
(Exact Name of Registrant as Specified in Its Charter)

West Virginia (State or Other Jurisdiction of Incorporation)	0-17733 (Commission File Number)	55-0619957 (IRS Employer Identification No.)

25 Gatewater Road, Charleston, West Virginia (Address of Principal Executive Offices)	25313 (Zip Code)

(304) 769-1100
(Registrant’s Telephone Number, Including Area Code)

N/A
Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   |    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|   |    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|   |    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

    On        December 29, 2004, City Holding Company (the “Registrant”) and Classic Bancshares, Inc. (“CBI”) jointly announced the signing of a definitive agreement (the “Agreement”) pursuant to which CBI will be merged with and into the Registrant (the “Merger”), and CBI’s bank subsidiary will be merged with and into Registrant’s bank subsidiary. The Agreement provides that upon the effective date of the Merger, each share of common stock of CBI, par value $0.01 per share, will be converted into the right to receive .9624 shares of the Registrant’s common stock, $2.50 par value per share (“Registrant Common Stock”). Additionally, CBI has agreed to sell or have repaid a $4 million performing commercial loan prior to the closing date of the Merger. If the loan is sold or repaid for less than its legal balance, shareholders of CBI will receive a proportionate reduction in the cash consideration received in the Merger. The cash to be received by shareholders in the Merger could range between $9.47 and $11.08 per share, depending on the results of the sale or repayment of the loan. Based on the closing price of Registrant Common Stock on December 28, 2004 ($36.80), the transaction has an aggregate value of approximately $77.4 million (assuming that outstanding stock options for 109,435 shares held by directors of CBI will be cashed out at the difference between the Merger consideration and the exercise price of the options and stock options for 210,385 shares will be exercised prior to the closing).

        The Merger will be accounted for as a purchase and is expected to close in the second quarter of 2005. The Agreement has been approved by the boards of directors of Registrant and CBI. However, it is subject to certain other conditions, including the approval of CBI’s shareholders and the approval of regulatory authorities. The directors of CBI and Classic have agreed to vote their shares in favor of the Merger.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and is qualified in its entirety by reference to the Agreement. Pursuant to General Instruction F to Form 8-K, the Agreement concerning the Merger is incorporated herein by reference and is attached hereto as Exhibit 2(1).

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

      (c) Exhibits

Exhibit 2(1) Exhibit 2(2) Exhibit 99	Agreement and Plan of Reorganization among Classic Bancshares, Inc. Classic Bank, City Holding Company, and City National Bank of West Virginia dated December 29, 2004

Agreement and Plan of Merger for Subsidiary Merger between Classic Bank and City National Bank of West Virginia dated December 29, 2004

Press release dated December 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

City Holding Company By: /s/ Gerald R. Francis —————————————— Gerald R. Francis, President

      Dated: December 29, 2004